EXHIBIT 99.1

234 Ninth Avenue North	T 206-624-3357
Seattle, WA	F 206-624-6857
98109	www.jonessoda.com

JONES SODA CO. APPOINTS

JACK GALLAGHER TO ITS BOARD OF DIRECTORS

December 11, 2003	Trading Symbol	TSXVE:	JSD
		OTC:	JSDA

Seattle, WA, U.S.A. – Jones Soda Co. (the “Company” or “Jones Soda”), announced today that it has appointed Mr. Jack Gallagher to its Board of Directors.

Mr. Gallagher has a successful track record in the consumer products industry as highlighted by his recent role as President of Optiva Corporation/Philips Oral Healthcare, the makers of Sonicare from 1999-2003. Under his leadership, Sonicare sales grew from $130 MM to $300MM and the company was successfully sold to Philips Electronics and remains a top startup success story to this day. Prior to that, Mr.Gallagher was President of Drake Bakeries, a $150MM packaged snack cake company, which he turned around and sold to Interstate Bakeries (Hostess).

Mr. Gallagher spent over 20 years with Johnson & Johnson in various sales, marketing and general management positions. His last assignment at J&J was President, J&J Canada. Currently, he is CEO of Second Act Partners, Inc. an early stage technology startup funded, in part, by grants from the Washington Technology Center.

Mr. Gallagher has a B.S. and MBA from Seton Hall University. He is an active member of the Alliance of Angels and Puget Sound Venture Group, the largest angel investor network in Seattle. Mr. Gallagher is a member of the Board of Directors of Associated Grocers, one of the state’s largest private companies, where he serves as Audit Committee Chair and member of the Executive Committee.

Peter van Stolk, President & C.E.O., stated “we are excited to bring in a new member to board with such great operational experience and a proven track record in running a consumer product branded company.”

In addition, the Company announces that Peter Cooper will be resigning as director and Chairman of the Board of Directors. Due to other substantial business commitments, Mr. Cooper is no longer able to serve in the capacity as director of Jones Soda Co. Peter van Stolk, founder and C.E.O., will move into the position of Chairman of the Board.

The company would like to thank Mr. Cooper for his services and leadership as Chairman of the Board and wish him success with the many endeavors in which he is currently involved.

Headquartered in Seattle, Washington, Jones Soda Co. manufactures its Jones Soda, Jones Naturals, Jones Energy and Whoopass brands and sells through its distribution network in select markets across North America. A leader in the premium soda category, Jones is known for its innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers and everywhere you’d never expect to find a soda.

This press release contains forward-looking statements and projections concerning the Company’s plans, strategies, expectations, predictions and financial projections concerning the Company’s future activities and results of operations and other future events or conditions, and are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “anticipate,” “may,” “will,” “plan,” “intend,” “estimate,” “could,” and other similar expressions are intended to identify these forward-looking statements. In particular, statements in this release regarding potential growth opportunities, working capital and cash flow management, operational and expense controls, future profitability and results of operations are forward looking. Statements in this press release, and elsewhere, that look forward in time or include anything other than historical information involve risks and uncertainties that may affect the Company’s actual results of operations. These statements by the Company are subject to certain risks, including, among others, future demand for Jones Soda, Jones Naturals and Whoopass, competition from other businesses providing similar products, the ability to maintain profitability and control expenses and the Company’s ability to successfully execute its business strategy. These and other risks and uncertainties are discussed in more detail in the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are available at the SEC website at www.sec.gov.

For further information, contact:

Jennifer Cue, Jones Soda Co.

(206) 624-3357 or jencue@jonessoda.com

***

The Toronto Venture Exchange has not reviewed and does not accept responsibility for the adequacy of the content of the information herein.